U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 5, 2012

GREATBATCH, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2591 Dallas Parkway, Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (716) 759-5600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2012, Greatbatch, Inc. (the “Company”) issued a press release announcing the election of Rudy A. Mazzocchi to its Board of Directors (the “Board”).  Mr. Mazzocchi also will serve on the Board’s Technology Development & Innovation and Corporate Governance & Nominating Committees.   As a Director, he will be entitled to receive remuneration in accordance with the Company’s Director compensation program disclosed in the Company’s most recent proxy statement dated April 20, 2012. Mr. Mazzocchis’ term as Director will last until the next annual meeting of stockholders.

Mr. Mazzocchi brings over 25 years of experience in the medical device industry.  He is currently Chief Executive Officer of ELENZA, Inc., a company developing the world’s first electronic “AutoFocal” intraocular lens, a position he has held since 2010.  From 2008 to 2010, Mr. Mazzocchi was President & Chief Executive Officer of NoraVision, Inc., a neuro-opthalmoc device company specializing in non-invasive photic neurostimulation.  From 2006 to 2008, he served as Managing Director  of Accuitive Medical Ventures, a venture capital fund established to finance and develop early and expansion stage medical device and technology companies.  Mr. Mazzocchi also served as President & Chief Executive Officer of Image-Guided Neurologics from 1998 to 2005.  Prior to that, he served in a number of management and operations roles at Microvena Corporation and Cook Critical Care.

A copy of the press release is filed as exhibit 99.1 to this report.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release dated December 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	December 5, 2012	GREATBATCH, INC.

		By:	/s/ Michael Dinkins
Michael Dinkins
Senior Vice President and
Chief Financial Officer